UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On February 26, 2016, Spherix Incorporated (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders, which had been adjourned from February 22, 2016.

The matters voted on at the Special Meeting and the results of the votes were as follows:

1.	The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio between 1-for-12 and 1-for-24, such ratio to be determined by the board of directors of the Company.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,177,283	4,216,235	52,440	-

2.	The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of the Company’s common stock, par value $0.0001 per share, from 200,000,000 shares to 100,000,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,698,211	2,633,646	114,101	-

3.	The stockholders approved an amendment to the Spherix Incorporated 2014 Equity Incentive Plan (the “2014 Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the 2014 Plan from 4,161,892 to 8,250,000 (disregarding the effect of any reverse stock split).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,815,760	5,953,806	224,491	13,451,901

4.	The stockholders approved the proposal to adjourn the Special Meeting, if necessary, including to solicit additional proxies, in the event that there were not sufficient votes to approve any of the foregoing proposals.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,951,255	3,590,039	904,664	-

Item 9.01.	Financial Statements and Exhibits

d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 29, 2016

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer